UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 8, 2004

United Auto Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, MI		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On September 8, 2004, we amended and restated our Credit Agreement with DaimlerChrysler Services North America LLC and Toyota Motor Credit Corporation. As amended, the Credit Agreement provides for up to $600 million in revolving loans for working capital, acquisitions, capital expenditures, investments and for other general corporate purposes and an additional $50 million of availability for letters of credit. The revolving loans mature on the termination date of the facility which is September 30, 2007. The revolving loans bear interest between LIBOR plus 2.60% and LIBOR plus 3.75%, based upon the amounts outstanding over a specified collateral-based borrowing amount.

The Credit Agreement is fully and unconditionally guaranteed on a joint and several basis by our domestic subsidiaries and contains a number of significant covenants that, among other things, restrict our ability to dispose of assets, incur additional indebtedness, repay other indebtedness, create liens on assets, make investments or acquisitions and engage in mergers or consolidations. We are also required to comply with specified tests and ratios defined in the Credit Agreement, including a current ratio, fixed charge coverage ratio, debt to equity ratio, debt to EBITDA ratios and a specified minimum stockholders equity. The Credit Agreement also contains typical events of default, including change of control, non-payment of obligations and cross-defaults to our other material indebtedness. Upon the occurence of an event of default, we could be required to immediately repay the amounts outstanding under the Credit Agreement.

Pursuant to a Security Agreement between us, our domestic subsidiaries and the lenders under the Credit Agreement, substantially all of our domestic assets are subject to security interests granted to lenders under the Credit Agreement. A copy of the Credit Agreement and Security Agreement are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference. We purchase motor vehicles from DaimlerChrysler Corporation and Toyota Motor Company, affiliates of the respective lenders under the Credit Agreement, for sale at certain of our dealerships.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained under Item 1.01 of this Form 8-K is incorporated under this item by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1 Second Amended and Restated Credit Agreement dated as of September 8, 2004 among United Auto Group, Inc., DaimlerChrysler Services North America LLC and Toyota Motor Credit Corporation

Exhibit 10.2 Second Amended and Restated Security Agreement dated as of September 8, 2004 among United Auto Group, Inc., DaimlerChrysler Services North America LLC and Toyota Motor Credit Corporation

Exhibit 99.1 Press Release dated September 9, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Auto Group, Inc. (Registrant)

September 9, 2004	By:	Robert H. Kurnick, Jr.

Name: Robert H. Kurnick, Jr.
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

EX-10.1	Exhibit 10.1 Second Amended and Restated Credit Agreement dated as of September 8, 2004 among United Auto Group, Inc., DaimlerChrysler Services North America LLC and Toyota Motor Credit Corporation
EX-10.2	Second Amended and Restated Security Agreement dated September 8, 2004 among United Auto Group, Inc., DaimlerChrysler Services North America LLC and Toyota Motor Credit Corporation
EX-99.1	Press Release dated September 9, 2004